PROXY
               1997 ANNUAL MEETING OF SHAREHOLDERS

                  BROAD NATIONAL BANCORPORATION
                         905 Broad Street
                         Newark, NJ 07102

The undersigned hereby constitutes and appoints Peter Kenny, Fred Campo and Richard Saitta, and each of them, jointly and severally, as proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Broad National Bancorporation (the "Corporation") standing in the name of the undersigned as of the close of business March 7, 1997 and which the undersigned is entitled to vote, and hereby grants discretionary authority to cumulate the undersigned's votes in the election by the holders of common stock of directors for any nominee other than a nominee as to which the undersigned has withheld authority to vote (the authorization to cumulate votes may be withheld by lining through or otherwise striking out the words following the preceding comma), at the annual meeting of the shareholders of the Corporation to be held April 17, 1997 and at any adjournment or adjournments thereof, as fully and with the same effect as the undersigned might or could do if present in person, with respect to the following matters, all as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated March 24, 1997:

(1) Election of twelve directors to hold office for a term expiring at the 1998 Annual Meeting of Shareholders of the Corporation.

[  ] FOR all nominees listed below   [ ] WITHHOLD AUTHORITY to
    (except as marked to the             vote for all nominees
     contrary below)                     listed below

     NOMINEES:      Licinio Cruz; John A. Dorman; Arthur
                    Fischman; John J. Iannuzzi; Donald M. Karp;
                    James J. Lazarus; Edward J. Lenihan; Stanley
                    J. Lesnik; Catherine McFarland; Louis J.
                    Owen; A. Harold Schwartz; Hubert Williams.

     INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                    INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
                    NOMINEE'S NAME.

(2) Approval of a 1996 Broad National Bancorporation Incentive Stock Option Plan, which enables a stock option committee of the Board of Directors to grant options to key employees of the Corporation and its subsidiaries to purchase Corporation common stock.

          [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

(3)  Approval of a 1996 Broad National Bancorporation Directors
     Non-Statutory Stock Option Plan, which enables the Board of
     Directors to grant options to members of the Board of Directors to purchase Corporation common stock.

          [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

(4) Approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from 7,020,000 shares to 11,520,000 shares and to increase the number of authorized shares of the Company's common stock, $1.00 par value, from 5,500,000 shares to 10,000,000 shares.

          [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

(5) Approval of an amendment to ARTICLE THIRD of the Certificate of Incorporation of the Corporation to establish certain additional limitations with respect to the preemptive rights of the holders of the Corporation's capital stock.

          [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

(6)  Ratification of the selection of the accounting firm of KPMG
     Peat Marwick, LLP as the Corporation's independent auditors for the year ending December 31, 1997.

          [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THE SHARES REPRESENTED HEREBY SHALL BE VOTED FOR THE PROPOSALS SPECIFICALLY SET FORTH ABOVE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Please sign exactly as your name appears on stock certificates(s). Where stock is issued in two or more names, all should sign. If signing as attorney, executor, administrator, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal. A partnership should sign in partnership name by authorized person.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
          PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

          Dated:    _______________________________________, 1997

          Signature: ___________________________________________

          Signature: ___________________________________________

          [  ] STOP ANNUAL REPORT MAILINGS TO THIS SHAREHOLDER
               SINCE DUPLICATE COPIES NOW COME TO THIS ADDRESS